                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                 ------------------

                                     FORM 8-K

                                   CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 5, 1998

                                EARTHLINK NETWORK, INC.
                               ------------------------
                     (Exact Name of Registrant as Specified in Charter)


      Delaware                    000-20799                    58-2389244
------------------------    ------------------------     ---------------------
(State of Incorporation)    (Commission File Number)        (IRS Employer
                                                          Identification No.)

                     3100 New York Dr. Pasadena, California 91107
                --------------------------------------------------------
                       (Address of Principal Executive Offices)

Registrant's telephone number, including area code: 626-296-2400

Item 5. Other Events.

     On February 10, 1998, EarthLink Network, Inc. (the "Company") established a broad strategic relationship (the "Strategic Alliance") with Sprint Corporation ("Sprint") in the area of consumer Internet access and related services, pursuant to certain related agreements and documents, as previously reported in the Current Report on Form 8-K filed by the Company on February 17, 1998.

     On June 5, 1998, Sprint consummated a tender offer for 1.25 million shares of the Company's Common Stock at a price per share of $45 net in cash to each seller (the "Offer"). Immediately following the closing of the Offer, Sprint received approximately 4.1 million shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share, in exchange for (i) transfer to the Company of Sprint's approximately 130,000 Sprint Internet Passport subscribers, (ii) aggregate cash consideration of approximately $24 million and (iii) the exclusive right to use certain ports within Sprint's high-speed data network for four years. EarthLink and Sprint also entered into a Marketing and Distribution Agreement which includes a commitment by Sprint to deliver a minimum of 150,000 new subscribers per year for five years through its own channels, EarthLink's right to be Sprint's exclusive provider of consumer Internet access services for at least ten years and the right to use Sprint's brand and distribution network for at least ten years. Sprint has also provided EarthLink with a credit facility of up to $25 million (increasing to $100 million over three years) in the form of convertible senior debt (collectively, the "Sprint Transaction"). Immediately following consummation of the Sprint Transaction and the Company's recently completed secondary public stock offering, Sprint owned Common Stock and Series A Convertible Preferred Stock constituting approximately 27% of the Company's capital stock on a fully diluted basis (assuming acceleration of certain dividend rights and the exercise by Sprint of certain preemptive rights) and approximately 9% of the Company's voting stock.

     In connection with the Sprint Transaction, a newly-formed subsidiary of the Company was merged with and into the former EarthLink Network, Inc. (the "Merger"), pursuant to which (i) the former EarthLink became a wholly-owned subsidiary of the Company and (ii) each outstanding share of former EarthLink common stock was converted into one share of common stock of the Company. EarthLink Operations, Inc. ("EarthLink Operations"), the corporation surviving the Merger, is now a wholly-owned subsidiary of the Company.

     As a result of the Merger, the Company is the successor registrant to EarthLink Operations (previously known as EarthLink Network, Inc.), and shall for all purposes be the registrant under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

     On July 20, 1998, the Company completed a two-for-one stock split, effected in the form of a stock dividend of one additional share for each share outstanding on the record date. The accompanying pro forma financial information has been adjusted to give retroactive effect to the stock split.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                        PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined financial statements give effect to the acquisition by the Company of the Sprint Internet Passport business ("SIP") of Sprint in a transaction accounted for as a purchase. The unaudited pro forma balance sheet is based on the balance sheet of the Company as of December 31, 1997 and the assets acquired and liabilities assumed from SIP and Sprint and has been prepared to reflect the acquisition by the Company of SIP as of March 31, 1998. The unaudited statements of operations are based on the statements of operations of the Company and the statements of revenues and direct expenses of SIP appearing elsewhere in this Report, and combine the results of operations of the Company and of SIP for the year ended December 31, 1997 and the quarter ended March 31, 1998 as if the acquisition occurred on January 1, 1997. These unaudited pro forma financial statements should be read in conjunction with the historical statement of revenues and direct expenses and notes thereto of SIP and the historical financial statements and notes thereto of the Company, both included elsewhere in this Report.
The historical statement of revenues and direct expenses of SIP are not necessarily indicative of the financial condition or results of operations of such operations on a prospective basis because of the omission of various operating expenses from such presentation and the change in the nature and scope of such business as it will be operated by the Company.

    The purchase price paid by the Company consisted of approximately 4.1 million shares of Series A Convertible Preferred Stock, which has been valued at $135,000,000. In exchange for the Series A Convertible Preferred Stock, the Company obtained SIP's customer base of approximately 130,000 members, cash of $23,750,000 and access to Sprint's high-speed data network. Sprint has further provided the Company access to $25 million (increasing to $100 million over a three year period) in convertible debt financing, and has entered into a Marketing and Distribution Agreement with the Company. The Company acquired no other assets of SIP or Sprint. Accordingly, the purchase price was allocated to the cash and intangible assets acquired. The excess of the purchase price over the fair value of the assets acquired was allocated to goodwill. The final allocation may differ from that used in the unaudited pro forma condensed combined financial statements. The acquisition was accounted for using the purchase method.

    Sprint began offering Internet access in the fourth quarter of 1996 and reported this operation within its Emerging Businesses Segment (the "Group"). Sprint maintained the financial information relative to the Internet subscribers in the financial statements for the Group. Sprint maintained revenue and direct operating expense information separately within the Group. Direct operating expenses include cost of services and products, selling, general and administrative expense, and depreciation expense. Sprint, however, did not separately maintain and account for other costs and expenses to operate this business. The Company is unable to determine or estimate these costs on a historical and pro forma basis. In addition, Sprint did not separately maintain and account for all assets used in the individual business. Such assets, primarily network related, are recorded in the other businesses of Sprint and used by the other divisions of Sprint in addition to the Group.

                            EARTHLINK NETWORK, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                                               MARCH 31, 1998
                                                                  -----------------------------------------
                                                                                    ASSETS
                                                                                 ACQUIRED AND
                                                                    EARTHLINK     LIABILITIES    PRO FORMA
                                                                  NETWORK, INC.     ASSUMED      COMBINED
                                                                  -------------  -------------  -----------
                                                                               (IN THOUSANDS)
Cash and cash equivalents.......................................       $16,715       $ 23,750(a)   $ 40,465
Restricted short-term investment................................         1,250                        1,250
Accounts receivable, net........................................         2,923                        2,923
Prepaid expenses................................................         1,904                        1,904
Deferred transaction costs......................................         1,270                        1,270
Other assets....................................................           427                          427
                                                                  -------------  -------------  -----------
  Total current assets..........................................        24,489         23,750        48,239
Other long-term assets..........................................           563                          563
Property and equipment, net.....................................        26,465                       26,465
Intangibles, net................................................           575        119,718(b)    120,293
                                                                  -------------  -------------  -----------
                                                                       $52,092       $143,468      $195,560
                                                                  -------------  -------------  -----------
                                                                  -------------  -------------  -----------
Trade accounts payable..........................................       $10,128                      $10,128
Accrued payroll and related expenses............................         2,698                        2,698
Other accounts payable and accrued liabilities..................         6,873         $8,468(c)     15,341
Current portion of capital lease obligations....................         7,692                        7,692
Notes payable...................................................         5,585                        5,585
Deferred revenue................................................         4,385                        4,385
                                                                  -------------  -------------  -----------
  Total current liabilities.....................................        37,361          8,468        45,829
Long-term debt..................................................         8,257                        8,257
                                                                  -------------  -------------  -----------
      Total liabilities.........................................        45,618          8,468        54,086
                                                                  -------------  -------------  -----------
Stockholders' equity
  Preferred stock...............................................                           41(d)         41
  Common stock..................................................           120                          120
  Additional paid-in capital....................................        77,677        134,959(d)    212,636
  Warrants to purchase common stock.............................         1,153                        1,153
  Accumulated deficit...........................................       (72,476)                     (72,476)
                                                                  -------------  -------------  -----------
      Total stockholders' equity................................         6,474        135,000       141,474
                                                                  -------------  -------------  -----------
                                                                       $52,092       $143,468      $195,560
                                                                  -------------  -------------  -----------
                                                                  -------------  -------------  -----------

                            EARTHLINK NETWORK, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)

              NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

Pro forma adjustments are as follows:

a.  This adjustment reflects the cash acquired of $23,750,000.

b. This adjustment reflects the fair value of the intangible assets acquired, consisting of a customer base valued at $65,000,000, intangible assets related to Sprint's provision of customers and the co-branding feature of the Marketing and Distribution Agreement valued at $20,000,000 and the excess of consideration over the fair value of assets acquired totalling $34,718,000.

c. Represents incremental acquisition costs directly attributable to the transactions, consisting of primarily investment banking, legal and accounting professional fees.

d. These adjustments reflect the issuance of approximately 4.1 million shares of Convertible Preferred Stock in connection with the transactions contemplated by the Investment Agreement at estimated fair value. The Series A Convertible Preferred Stock will pay dividends for the first five years in the form of increases in its Liquidation Value ("Liquidation Accretion Dividends"), at a rate of 3% of the Liquidation Value. Thereafter, the Series A Convertible Preferred Stock will pay a cash dividend of 3% for 15 years increasing from 8% to 12% in years 21 through 23.

                            EARTHLINK NETWORK, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                                                           SPRINT
                                                            EARTHLINK     INTERNET
                                                          NETWORK, INC.   PASSPORT    PRO FORMA     PRO FORMA
                                                           HISTORICAL    HISTORICAL  ADJUSTMENTS     COMBINED
                                                          -------------  ----------  ------------  ------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Recurring revenues....................................     $  72,943                                $  72,943
  Other revenues........................................         6,231                                    6,231
  Net operating revenues................................                  $  14,489                      14,489
                                                          -------------  ----------  ------------  ------------
    Total revenues......................................        79,174       14,489                      93,663
                                                          -------------  ----------  ------------  ------------
Operating costs and expenses:
  Cost of recurring revenues............................        37,974                                   37,974
  Cost of other revenues................................         3,401                                    3,401
  Cost of services......................................                     51,313                      51,313
  Sales and marketing...................................        21,020                                   21,020
  General and administrative............................        14,333                    69,728(a)      84,061
  Operations and member support.........................        30,900                                   30,900
  Selling, general and administrative...................                     13,099                      13,099
  Depreciation..........................................                      6,070       (6,070)(b)       --
  Other.................................................                      3,404                       3,404
                                                          -------------  ----------  ------------  ------------
    Total operating costs and expenses..................       107,628       73,886       63,658        245,172
                                                          -------------  ----------  ------------  ------------
  Loss from operations..................................       (28,454)     (59,397)     (63,658)      (151,509)
  Interest expense......................................        (2,099)                                  (2,099)
  Interest income.......................................           637                                      637
                                                          -------------  ----------  ------------  ------------
      Net loss..........................................       (29,916)     (59,397)     (63,658)      (152,971)
Deductions for dividends on convertible preferred
  stock.................................................                                   9,355(c)       9,355
                                                          -------------  ----------  ------------  ------------
    Net loss attributable to common stockholders........     $ (29,916)   $ (59,397)   $ (73,013)    $ (162,326)
                                                          -------------  ----------  ------------  ------------
                                                          -------------  ----------  ------------  ------------
  Basic and diluted net loss per share..................     $   (1.50)                              $    (8.12)
                                                          -------------                            ------------
                                                          -------------                            ------------
  Weighted average shares outstanding...................        20,002                                   20,002(d)
                                                          -------------                            ------------
                                                          -------------                            ------------

                            EARTHLINK NETWORK, INC.

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS

    Pro Forma adjustments are as follows:

a. This entry reflects the amortization of intangible assets as follows: customer base amortized over 18 months, the Marketing and Distribution Agreement amortized over five and ten years, which are the life of the portion of the contract related to Sprint's provision of customers and the overall contract life relative to the co-branding feature, respectively, and the excess of purchase price over net assets acquired amortized over 18 months. Additional costs to provide service to the acquired members are not considered to be material.

b. The Company acquired no depreciable assets of SIP. This adjustment eliminates the depreciation expense recorded by SIP.

c. This adjustment reflects the Liquidation Dividends based upon a 3% Liquidation Value accretion dividend ($3,736,000), the accretion of a dividend related to the beneficial conversion feature in accordance with EITF Topic No. D-60 based upon the rate at which the preferred stock becomes convertible ($5,619,000).

d. Pro forma share data are based on the number of shares of the Company's Common Stock and common equivalent shares that would have been outstanding had SIP been acquired on January 1, 1997, but excludes any shares purchased by Sprint in the Offer. As of December 31, 1997, EarthLink had reserved 3,377,222 shares for issuance upon the exercise of outstanding employee stock options, 783,030 shares for issuance pursuant to the Convertible Note issued to UUNET Technologies, Inc. and 1,775,294 reserved for issuance upon exercise of outstanding warrants. These common stock equivalents and 4.1 million shares of the Series A Convertible Preferred Stock have been excluded from the calculation as their effect is antidilutive. The pro forma per share data also reflects the exchange on a one-for-one basis of common stock between the former EarthLink and the new EarthLink upon consummation of the Merger.

                            EARTHLINK NETWORK, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                  (UNAUDITED)

                                                                              SPRINT
                                                               EARTHLINK     INTERNET
                                                             NETWORK, INC.   PASSPORT     PRO FORMA     PRO FORMA
                                                              HISTORICAL    HISTORICAL   ADJUSTMENTS    COMBINED
                                                             -------------  -----------  ------------  -----------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Recurring revenues.......................................       $27,270                                $ 27,270
  Other revenues...........................................         1,578                                   1,578
  Incremental revenues.....................................           392                                     392
  Net operating revenues...................................                      6,259                      6,259
                                                             -------------  -----------  ------------  -----------
    Total revenues.........................................        29,240        6,259                     35,499
                                                             -------------  -----------  ------------  -----------

Operating costs and expenses:
  Cost of recurring revenues...............................        14,506                                  14,506
  Cost of other revenues...................................           705                                     705
  Cost of services.........................................                      9,813                      9,813
  Sales and marketing......................................         5,916                                   5,916
  General and administrative...............................         4,513                     17,432(a)    21,945
  Operations and member support............................         9,540                                   9,540
  Selling, general and administrative......................                      2,155                      2,155
  Depreciation.............................................                      2,146        (2,146)(b)     --
  Other....................................................                        198                        198
                                                             -------------  -----------  ------------  -----------
    Total operating costs and expenses.....................        35,180       14,312        15,286       64,778
                                                             -------------  -----------  ------------  -----------
  Loss from operations.....................................        (5,940)      (8,053)      (15,286)     (29,279)
  Interest expense.........................................          (687)                                   (687)
  Interest income..........................................           223                                     223
                                                             -------------  -----------  ------------  -----------
      Net loss.............................................        (6,404)      (8,053)      (15,286)     (29,743)

Deductions for dividends on convertible preferred stock....                                    2,006(c)     2,006
                                                             -------------  -----------  ------------  -----------
    Net loss attributable to common stockholders...........       $(6,404)     $(8,053)     $(17,292)    $(31,749)
                                                             -------------  -----------  ------------  -----------
                                                             -------------  -----------  ------------  -----------
  Basic and diluted net loss per share.....................       $ (0.28)                               $  (1.40)
                                                             -------------                             -----------
                                                             -------------                             -----------
  Weighted average shares outstanding......................        22,746                                   22,746(d)
                                                             -------------                             -----------
                                                             -------------                             -----------

                             EARTHLINK NETWORK, INC.
              PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                    For the Three Months Ended March 31, 1998
                                  (Unaudited)


               Notes to Pro Forma Combined Statement of Operations

    Pro Forma adjustments are as follows:

(a) This entry reflects the amortization of intangible assets as follows: customer base amortized over 18 months, the Marketing and Distribution Agreement amortized over five and ten years, which are the life of the portion of the contract related to Sprint's provision of customers and the overall contract life relative to the co-branding feature, respectively, and the excess of purchase price over net assets acquired amortized over 18 months. Additional costs to provide service to the acquired members are not considered to be material.

(b) The Company acquired no depreciable assets of SIP. This adjustment eliminates the depreciation expense recorded by SIP.

(c) This adjustment reflects the Liquidation Dividends based upon a 3% Liquidation Value accretion dividend ($951,000) and the accretion of a dividend related to the beneficial conversion feature in accordance with EITF Topic No. D-60 based upon the rate at which the preferred stock becomes convertible ($1,055,000).

(d) Pro forma per share data are based on the number of shares of the Company's Common Stock and common equivalent shares that would have been outstanding had SIP been acquired on January 1, 1997, but excludes any shares to be purchased by Sprint in the Offer. As of March 31, 1998, EarthLink had reserved for Issuance 3,827,432 shares upon the exercise of outstanding employee stock options, and 1,391,732 shares reserved for issuance upon exercise of outstanding warrants. These common stock equivalents and 4.1 million shares of the Series A Convertible Preferred Stock have been excluded from the calculation as their effect is antidilutive. The pro forma per share data also reflects the exchange on a one for one basis of common stock between former EarthLink and new EarthLink upon consummation of the Merger.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Sprint Corporation

    We have audited the accompanying statement of revenues and direct expenses of the Consumer Internet Access Services of Sprint Corporation (the "Company") for the year ended December 31, 1997. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the revenues and direct expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenues and direct expenses was prepared for inclusion in the Registration Statement on Form S-1 of EarthLink Network, Inc. for purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 for the transaction between EarthLink Network, Inc. and Sprint Corporation. The statement is not intended to be a complete presentation of the Consumer Internet Access Services of Sprint Corporation revenues and expenses.

    In our opinion, the statement of revenues and direct expenses referred to above presents fairly, in all material respects, the revenues and direct expenses described in the note to the statement of revenues and direct expenses for the Consumer Internet Access Services of Sprint Corporation for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Kansas City, Missouri

March 6, 1998

            CONSUMER INTERNET ACCESS SERVICES OF SPRINT CORPORATION

                   STATEMENTS OF REVENUES AND DIRECT EXPENSES


                                                                          YEAR ENDED          THREE MONTHS ENDED
                                                                        DECEMBER 31, 1997       MARCH 31, 1998
                                                                       -------------------   ---------------------
                                                                                                  (UNAUDITED)
                                                                                      (IN THOUSANDS)
Net operating revenues................................................      $    14,489           $     6,259

Direct expenses:
  Cost of services....................................................           51,313                 9,813
  Selling, general and administrative.................................           13,099                 2,155
  Depreciation........................................................            6,070                 2,146
  Other...............................................................            3,404                   198
                                                                               --------              --------
Total direct expenses.................................................           73,886                14,312
                                                                               --------              --------
Direct expenses in excess of revenues.................................      $   (59,397)          $    (8,053)
                                                                               --------              --------
                                                                               --------              --------

SEE ACCOMPANYING NOTE.

            CONSUMER INTERNET ACCESS SERVICES OF SPRINT CORPORATION

               NOTE TO STATEMENTS OF REVENUES AND DIRECT EXPENSES

                          YEAR ENDED DECEMBER 31, 1997
       (UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1998)

SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

BASIS OF PRESENTATION

    The statements of revenues and direct expenses represent the activities related to the Consumer Internet Access Services of Sprint Corporation and have been prepared in connection with the transaction between EarthLink Network, Inc. and Sprint Corporation. The statements of revenues and direct expenses are not intended to be a complete presentation of the revenues and expenses of the Consumer Internet Access Services of Sprint Corporation because corporate allocated expenses have not been included. Direct expenses are defined as those costs which were incurred as a direct result of providing Consumer Internet Access Services and which will no longer be incurred by Sprint Corporation subsequent to consummation of the transaction with EarthLink Network, Inc.

    Sprint Corporation began offering Internet access in the fourth quarter of 1996 and any revenues generated and direct operating expenses incurred from inception through December 31, 1996, were nominal. Sprint Corporation reports this operation within its "Emerging Businesses Segment" (the "Group") and maintains the financial information relative to the Internet subscribers in the Group. Revenues and direct operating expense information are separately maintained for the Consumer Internet Access Services within the Group. Sprint Corporation does not, however, separately maintain and account for other costs and expenses to operate this business and is unable to determine or reasonably estimate these costs on a historical basis. In addition, Sprint Corporation does not separately maintain and account for all assets used in the consumer Internet access services business. Such assets, primarily network related, are recorded in the other businesses of Sprint Corporation and used by the other divisions of Sprint Corporation, including the Group. Accordingly, financial statements for 1996 and full financial statements required by Rule 3-05 of Regulation S-X have not been presented.

    The statements of revenues and direct expenses are not indicative of the financial condition or results of operations of this business going forward because of the change in the business and the omission of various operating expenses.

UNAUDITED FINANCIAL INFORMATION

    The statement of revenues and direct expenses for the three months ended March 31, 1998 is unaudited. Sprint Corporation believes that such information includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the revenues and direct expenses related to the Consumer Internet Access Services of Sprint Corporation.

REVENUE RECOGNITION

    Operating revenues are recognized as services are rendered to customers and are recorded net of an estimate for uncollectible accounts. The provision for doubtful accounts for the year ended December 31, 1997 and the three months ended March 31, 1998 was $723,000 and $471,000 (unaudited), respectively.

DEPRECIATION

    The cost of property, plant and equipment is depreciated on a straight-line basis over estimated economic useful lives.

USE OF ESTIMATES

    The statements of revenues and direct expenses are prepared in accordance with generally accepted accounting principles which requires management to make estimates and assumptions that affect the amounts reported in the financial statement. Actual results could differ from those estimates.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of EarthLink Network, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed of the Sprint Internet Passport Business acquired by EarthLink Network, Inc. as of June 5, 1998. This statement of assets acquired and liabilities assumed is the responsibility of the Company's management; our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets acquired and liabilities assumed. An audit also includes, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of assets acquired and liabilities assumed. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of assets acquired and liabilities assumed was prepared for inclusion in the Registration Statement on Form S-1 of EarthLink Network, Inc. for purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X for the transaction between EarthLink Network, Inc. and Sprint Corporation.

In our opinion, the accompanying statement of assets acquired and liabilities assumed presents fairly, in all material respects, the assets acquired and liabilities assumed as described in the note to the statement of assets acquired and liabilities assumed of the Sprint Internet Passport Business by EarthLink Network, Inc. as of June 5, 1998, in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP

Costa Mesa, California
June 16, 1998

                            EARTHLINK NETWORK, INC.

              STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
                    OF THE SPRINT INTERNET PASSPORT BUSINESS

                                                                                                      JUNE 5, 1998
                                                                                                     --------------
                                                                                                     (IN THOUSANDS)
Current assets:
  Cash.............................................................................................   $     23,750
                                                                                                     --------------
    Total current assets...........................................................................         23,750

Intangible assets..................................................................................        119,718
                                                                                                     --------------
                                                                                                           143,468
                                                                                                     --------------
Current liabilities:
  Other accounts payable and accrued liabilities...................................................         (8,468)
                                                                                                     --------------
    Total current liabilities......................................................................         (8,468)
                                                                                                     --------------
Net assets acquired................................................................................   $    135,000
                                                                                                     --------------
                                                                                                     --------------

                See accompany note to this financial statement.

                            EARTHLINK NETWORK, INC.

          NOTE TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
                    OF THE SPRINT INTERNET PASSPORT BUSINESS

                                  JUNE 5, 1998

SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

BASIS OF PRESENTATION

    The statement of assets acquired and liabilities assumed represents the acquisition by EarthLink Network, Inc. (the "Company") of the Sprint Internet Passport business ("SIP") of Sprint Corporation ("Sprint") in a transaction accounted for as a purchase. The purchase price paid by the Company consisted of approximately 4.1 million shares of Series A Convertible Preferred Stock, which has been valued at $135,000,000. In exchange for the Series A Convertible Preferred Stock, the Company obtained SIP's customer base, cash and access to Sprint's high-speed data network. Sprint has further provided the Company access to up to $100 million in convertible debt financing, and has entered into a Marketing and Distribution Agreement with the Company.

    Sprint Corporation began offering Internet access in the fourth quarter of 1996. Sprint reports this operation within its "Emerging Businesses Segment" (the "Group") and maintains the financial information relative to the Internet subscribers in the Group. Revenues and direct operating expense information are separately maintained for the Sprint Internet Passport business within the Group. Sprint Corporation does not, however, separately maintain and account for other costs and expenses to operate this business and is unable to determine or reasonably estimate these costs on a historical basis. In addition, Sprint Corporation does not separately maintain and account for all assets used in the Sprint Internet Passport business. Such assets, primarily network related, are recorded in the other businesses of Sprint Corporation and used by the other divisions of Sprint Corporation, including the Group. Accordingly, the Company has included this statement of assets acquired and liabilities assumed in order to comply with Rule 3-05 of Regulation S-X.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

    The preparation of the statement of assets acquired and liabilities assumed in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement. Actual results could differ from those estimates.

PURCHASE PRICE ALLOCATION

    The purchase price was allocated to the fair value of assets acquired, consisting of cash and intangible assets related to a customer base, Sprint's provision of additional customers and the co-branding feature of the Marketing and Distribution Agreement and the excess of consideration over the fair value of net assets acquired.

INTANGIBLE ASSETS

    The intangible assets are amortized on a straight-line basis over the estimated useful lives as follows: customer base amortized over 18 months, the Marketing and Distribution Agreement amortized over 5 and 10 years, which are the life of the portion of the contract related to Sprint's provision of additional customers and the overall contract life relative to the co-branding feature, respectively, and the excess of consideration over the fair value of net assets acquired over 18 months. The Company regularly reviews the recoverability of intangible assets based on estimated undiscounted future cash flows from operating activities compared with the carrying values of the intangible assets.

                            EARTHLINK NETWORK, INC.

          NOTE TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
              OF THE SPRINT INTERNET PASSPORT BUSINESS (CONTINUED)

                                  JUNE 5, 1998

OTHER ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

    The liabilities consist of accrued expenses for incremental acquisition costs directly attributable to the acquisition, primarily investment banking, legal and accounting professional fees.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               EARTHLINK NETWORK, INC.

Date:  August 11, 1998         By: /s/ Grayson L. Hoberg
                                   ------------------------------------------
                                   Grayson L. Hoberg, Chief Financial Officer